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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported)  May 3, 2000
                                                         ------------------



                     EMERGENT INFORMATION TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its Charter)


       California                       0-23585                 33-0080929
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(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)



      4695 MacArthur Court, Eighth Floor, Newport Beach, California   92660
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                   (Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code      (949) 975-1550
                                                  -----------------------------



                               SM&A CORPORATION
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         (Former name or former address, if changed since last report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On May 3, 2000, Emergent Information Technologies, Inc., a California corporation formerly known as SM&A Corporation (the "Company"), contributed to Steven Myers & Associates, Inc., a California corporation and wholly-owned subsidiary of the Company, those assets which constitute the proposal management portion of the Company's business. Steven Myers & Associates, Inc. intends to continue using the assets in connection with its proposal management business.

ITEM 5.  OTHER EVENTS

     Name Change.
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     Effective May 4, 2000, Emergent Information Technologies, Inc., a
California corporation and wholly-owned subsidiary of the Company ("EITI"), was acquired by the Company in a short form merger under the California Corporations Code (the "Merger"). As part of the Merger, the Company caused its name to be changed to Emergent Information Technologies, Inc. and EITI was merged into the Company with the Company as the surviving corporation. EITI had no assets or liabilities at the time of the Merger and was formed for the purpose of causing the foregoing name change to the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     Exhibits.
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     3.1        Action by Unanimous Written Consent of the Board of Directors of
                SM&A Corporation transferring assets to Steven Myers & Associates, Inc.

     3.2 Certificate of Ownership as filed with the California Secretary of State on April 25, 2000 (effective May 4, 2000), concerning the Merger of Emergent Information Technologies, Inc. with and into SM&A Corporation and causing SM&A Corporation to change its name to Emergent Information Technologies, Inc.

     99.1       Text of Press Release dated May 4, 2000.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 4, 2000                            EMERGENT INFORMATION TECHNOLOGIES,
                                              INC. (formerly, SM&A Corporation)


                                              By: /s/ Michael A. Piraino
                                                 ------------------------------
                                              Michael A. Piraino, President

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